UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

 of the Securities Exchange Act of 1934

February 26, 2020

Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

(Address of principal executive offices, including zip code)

(310) 207-0272

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RUBI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2020, The Rubicon Project, Inc. (“Rubicon Project”) filed Amendment No. 1 to Form S-4 Registration Statement (the “Form S-4”) which contained certain disclosures regarding the compensation of Rubicon Project’s named executive officers. At the time of such filing, the compensation committee of Rubicon Project had not yet determined the 2019 cash bonus amounts to be paid to Rubicon Project’s named executive officers. The compensation committee has now approved the 2019 cash bonus amounts for Rubicon Project’s named executive officers. In accordance with applicable rules of the Securities and Exchange Commission (“SEC”), this Form 8-K is being filed to update certain disclosures previously included in the Form S-4 to reflect the actual cash bonus amounts paid or to be paid to named executive officers for 2019.

Summary Compensation Table – 2019

The following table describes the 2019, 2018 and 2017 compensation provided to our named executive officers. Mr. Soroca and Mr. Prusz were not named executive officers of Rubicon Project prior to 2019; thus, pursuant to SEC guidance, we have only included compensation information for them for 2019. This table has been updated from the Summary Compensation Table included in the Form S-4 to reflect the total annual bonuses paid to the named executive officers for 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Michael Barrett	2019	515,000	—	1,799,000	883,827	609,503	5,735(3)	3,813,065
President and CEO	2018	515,000	—	689,500	327,468	515,000	5,006	2,051,974
	2017	407,708(4)	—	6,375,000	2,110,085	315,037	1,728	9,209,558
David Day	2019	400,000	—	924,960	454,019	307,710	28,540(5)	2,115,229
Chief Financial Officer	2018	400,000	100,000(6)	334,108	45,646	260,000	28,571	1,168,325
	2017	402,520(7)	100,000(6)	227,420	103,379	190,747	15,550	1,039,616
Thomas Kershaw	2019	425,000	—	1,028,280	504,779	325,463	5,735(8)	2,289,257
Chief Technology Officer	2018	425,000	150,000(9)	675,189	94,602	275,000	5,650	1,625,441
	2017	425,000	150,000(9)	616,835	214,256	211,763	1,832	1,619,686
Adam Soroca(10)	2019	325,000	—	772,440	377,879	266,288	7,682(11)	1,749,289
Head of Global Buyer Team
Joseph Prusz(12)	2019	325,000	—	639,600	313,019	266,288	135(13)	1,544,042
Chief Revenue Officer
(1)	In accordance with the rules of the SEC, these amounts represent the aggregate grant date fair value of the stock awards and option awards granted to the named executive officer during the applicable fiscal year computed in accordance with ASC 718. Rubicon Project’s equity awards valuation approach and related underlying assumptions for awards granted in 2019 are described in Note 2 “Organization and Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 13 “Stock-Based Compensation” to the Consolidated Financial Statements in Rubicon Project’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020 (the “2019 10-K”) (and the assumptions for awards granted prior to 2019 are set forth in the corresponding notes in the Annual Report on Form 10-K for the applicable fiscal year). The reported amounts do not necessarily reflect the value that may be realized by the executive with respect to the awards, which will depend on future changes in stock value and may be more or less than the amount shown.
(2)	Cash incentive amounts earned by the named executive officers for service during the year, including amounts paid subsequent to that year based upon performance during that year. The compensation committee determined that for the full year of 2019, we achieved revenue of $156.4 million and adjusted EBITDA less capex of $5.7 million, resulting in a weighted payout percentage of 118.3% pursuant to the annual incentive program for the named executive officers for 2019 as described in “2019 Executive and Director Compensation—Rubicon Project Compensation Discussion and Analysis” section of the Form S-4 under the heading “Annual Performance-Based Cash Awards.” As described in such section, each named executive officer was paid a portion of his annual bonus in July 2019 based on performance during the first half of the year. The final 2019 award for each executive, which appears in the table above, will be paid in March 2020 (less the amount of the incentive already paid to the named executive officer for the first half of 2019).

(3)	Represents $5,600 in 401(k) plan matching contributions and $135 in life insurance premiums.
(4)	Mr. Barrett joined Rubicon Project in March 2017 with an annual salary of $515,000.
(5)	Represent $8,400 in 401(k) plan matching contributions, $135 in life insurance premiums and $20,005 in transportation reimbursement.
(6)	Represents a $100,000 retention bonus that vested during the applicable year.
(7)	Mr. Day’s base salary was increased effective February 22, 2017 in connection with his appointment as permanent Chief Financial Officer. This amount represents 10.2 months of base salary at an annual rate of $400,000 and 1.8 months of base salary at an annual rate of $295,625 and also includes $17,500 in supplemental compensation for service as Interim Chief Financial Officer for 2017 through his appointment as permanent Chief Financial Officer on February 22, 2017.
(8)	Represents $5,600 in 401(k) plan matching contributions and $135 in life insurance premiums.
(9)	Represents a $150,000 retention bonus that vested during the applicable year.
(10)	Mr. Soroca was not a named executive officer of Rubicon Project prior to 2019.
(11)	Represents $6,094 in 401(k) plan matching contributions, $135 in life insurance premiums, and $1,453 in transit benefit plan matching contributions.
(12)	Mr. Prusz was not a named executive officer of Rubicon Project prior to 2019.
(13)	Represents $135 in life insurance premiums.

CEO Pay-Ratio Disclosure

Pursuant to the Exchange Act, we are required to disclose the ratio of the total annual compensation of our President and CEO, Michael Barrett, to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described above, we have determined that our CEO’s total compensation for 2019 was $3,813,065, and the median of the total 2019 compensation of all of our employees (excluding our CEO) was $134,169. Accordingly, we estimate the ratio of our CEO’s total compensation for 2019 to the median of the total 2019 compensation of all of our employees (excluding our CEO) to be 28.4 to 1.

We identified the median employee by taking into account the annualized total cash compensation for 2019 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on December 31, 2019. We included all employees, whether employed on a full-time or part-time basis. We did not make any assumptions, adjustments or estimates with respect to their total cash compensation for 2019, but we did annualize the compensation for any employees who were not employed by us for all of 2019. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.

Once the median employee was identified as described above, that employee’s total annual compensation for 2019 was determined using the same rules that apply to reporting the compensation of our named executive officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	February 28, 2020	By:	/s/ Jonathan Feldman
Jonathan Feldman
Co-General Counsel and Secretary